Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 600	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE
          October 30, 2009

QUALITY SYSTEMS REPORTS FISCAL YEAR 2010
SECOND QUARTER RESULTS

IRVINE, Calif. — October 30, 2009-- Quality Systems, Inc. (NASDAQ:QSII) today announced the results of operations for its fiscal 2010 second quarter ended September 30, 2009.  The Company posted record net revenues of $71.7 million in the second quarter, an increase of 22% from the $59.0 million generated during the same quarter of the prior year.  The Company reported net income of $11.8 million, up 13% when compared to net income of $10.5 million earned in the comparable quarter of the prior year.  Fully diluted earnings per share was $0.41 in the quarter, which was up 11% compared to $0.37 per share earnings recorded in the same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted revenue of $67.4 million, up 23% over the same quarter of the prior year and operating income of $21.8 million, up 13% over the same quarter of the prior year.

“We are pleased with the second quarter results as we continue to post revenue and earnings growth.  Since the stimulus bill was signed in February 2009, the healthcare community has had an opportunity to become more familiar with the specific details of the American Recovery and Reinvestment Act (ARRA).  As a result, there seems to be a heightened comfort level in purchasing decisions relating to electronic health records (EHR) systems,” noted Steven T. Plochocki, president and chief executive officer at Quality Systems.

“Additionally, our closure cycles are gaining momentum as our pipeline continues to build,” Plochocki concluded.

Quality Systems, Inc. will hold a conference call to discuss second quarter end financial results on October 30, 2009 at 11:00 am ET (8:00 a.m. PT).  All participants should dial 888-549-7750 at least ten minutes prior to the start of the call.  International callers should dial 1-480-629-9866.  To hear a live web simulcast or to listen to the archived web cast following completion of the call, please visit the company web site at www.qsii.com, click on the "Investor Relations" tab, then select "Conference Calls," to access the link to the call.  To listen to a telephone replay of the conference call, please dial 1-800-406-7325 and enter reservation identification number 4177638.  The replay will be available from approximately 12:00 PM ET on Friday, October 30, 2009, through 11:59 PM ET on Thursday, November 6, 2009.

A transcript of the conference call will be made available on the QSII website (www.qsii.com).

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices.  Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

 [financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008

Revenues:
Software, hardware and supplies	$22,856	$21,297	$40,632	$42,666
Implementation and training services	3,380	3,486	6,837	7,071

System sales	26,236	24,783	47,469	49,737

Maintenance	21,475	17,234	43,115	34,370
Electronic data interchange services	8,796	6,985	16,958	13,655
Revenue cycle management and related services ...	8,888	4,527	17,880	6,484
Other services	6,303	5,452	12,914	9,959

Maintenance, EDI, RCM and other services	45,462	34,198	90,867	64,468

Total revenue	71,698	58,981	138,336	114,205

Cost of revenue:
Software, hardware and supplies	3,737	3,395	6,441	6,882
Implementation and training services	3,296	2,626	6,177	5,640

Total cost of system sales	7,033	6,021	12,618	12,522

Maintenance	3,255	2,947	6,280	6,030
Electronic data interchange services	6,164	5,256	12,054	10,147
Revenue cycle management and related services	6,856	3,132	13,378	4,437
Other services	5,003	3,866	9,870	7,313
Total cost of maintenance, EDI, RCM and other services	21,278	15,201	41,582	27,927

Total cost of revenue	28,311	21,222	54,200	40,449

Gross profit	43,387	37,759	84,136	73,756

Operating expenses:
Selling, general and administrative	20,428	18,283	40,878	33,535
Research and development costs	4,346	3,342	8,323	6,461

Total operating expenses	24,774	21,625	49,201	39,996

Income from operations	18,613	16,134	34,935	33,760

Interest income	59	340	137	714
Other income	-	-	58	-

Income before provision for income taxes	18,672	16,474	35,130	34,474
Provision for income taxes	6,852	5,975	12,964	12,861

Net income	$11,820	$10,499	$22,166	$21,613

Net income per share:
Basic	$0.41	$0.38	$0.78	$0.78
Diluted	$0.41	$0.37	$0.77	$0.77

Weighted average shares outstanding:
Basic	28,597	27,930	28,545	27,699
Diluted	28,742	28,211	28,717	28,014
Dividends declared per common share	$0.30	$0.30	$0.60	$0.55

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	September 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$75,429	$70,180
Restricted cash	897	1,303
Marketable securities	7,448	-
Accounts receivable, net	97,240	90,070
Inventories, net	1,245	1,125
Income tax receivable	5,486	5,605
Net current deferred tax assets	3,944	3,994
Other current assets	7,985	6,312

Total current assets	199,674	178,589

Marketable securities	-	7,395
Equipment and improvements, net	8,026	6,756
Capitalized software costs, net	9,646	9,552
Intangibles, net	7,955	8,403
Goodwill	29,381	28,731
Other assets	2,940	2,675

Total assets	$257,622	$242,101

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,673	$5,097
Deferred revenue	48,663	47,584
Accrued compensation and related benefits	7,959	9,511
Dividends payable	8,593	8,529
Other current liabilities	12,951	8,888

Total current liabilities	83,839	79,609

Deferred revenue, net of current	552	521
Net deferred tax liabilities	3,884	4,566
Deferred compensation	1,674	1,838

Total liabilities	89,949	86,534

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 50,000 shares; issued and outstanding 28,643 and 28,447 shares at September 30, 2009 and March 31, 2009, respectively	286	284
Additional paid-in capital	110,609	103,524
Retained earnings	56,778	51,759

Total shareholders' equity	167,673	155,567

Total liabilities and shareholders’ equity	$257,622	$242,101